EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Digital Realty Trust, Inc.:

We consent to the use of our report with respect to the balance sheet of Digital Realty Trust, Inc. as of March 31, 2004, included herein and to the reference to our firm under the heading “Experts” in the registration statement and related prospectus.

/s/ KPMG LLP

Los Angeles, California

September 15, 2004